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                                                                    EXHIBIT 99.1

                            [CIVITAS BankGroup LOGO]

                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830


FOR IMMEDIATE RELEASE                       Contact:   Mike Alday
                                                       Alday Communications
                                                       615.791.1535

                   CIVITAS BANKGROUP DECLARES STOCK DIVIDEND

FRANKLIN, Tenn. (October 20, 2004) - Civitas BankGroup (OTC: CVBG) announced today that on November 15, 2004, it will pay a stock dividend of 2.5 shares per 1,000 shares owned by shareholders of record as of October 29, 2004. Fractional shares will be paid in cash based on the closing price of Civitas BankGroup common stock on October 29, 2004.

"We are paying this stock dividend in lieu of a cash dividend in an effort to conserve capital as we continue our efforts to grow our business in key markets," said Richard E. Herrington, President of Civitas BankGroup.

Civitas BankGroup is a multi-bank holding company operating 22 retail offices. It is the parent company of Cumberland Bank in Middle Tennessee, BankTennessee in Collierville, Bank of Dyer, and Bank of Mason.

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THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE
FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.